Exhibit 10.20

TKO GROUP HOLDINGS, INC.

2023 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AWARD AGREEMENT

TKO Group Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) an option to purchase the number of shares of Common Stock (“Shares”) set forth below (the “Option”). The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Stock Option Award Agreement attached hereto as Exhibit A (and the exhibits thereto) (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not defined in this Grant Notice shall have the meanings given to them in the Plan.

Participant:	[ ]

Date of Grant:	[ ] (the “Date of Grant”)

Total Number of Shares Subject to Option:	[ ]

Exercise Price per Share:	[ ]

Expiration Date:	[ ]

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	[ ]

By accepting the Option, the Participant agrees that he or she has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understands all provisions of the Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including via facsimile, electronic image scan (pdf) or electronic signature or other online acceptance procedure), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Notwithstanding anything to the contrary, unless the Participant rejects this award of an Option in writing at any time beginning as of the Date of Grant until the close of trading on the New York Stock Exchange on the second trading day thereafter (such three day period, including the Date of Grant, the “Acceptance Period”), the Participant shall be deemed to have accepted and executed this Grant Notice immediately prior to the expiration of the Acceptance Period.

TKO GROUP HOLDINGS, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

1

EXHIBIT A TO THE STOCK OPTION GRANT NOTICE

STOCK OPTION AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted the Participant an Option under the Plan to purchase the number of Shares set forth in the Grant Notice on the Date of Grant set forth in the Grant Notice. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Grant Notice or, if not defined in the Grant Notice, the Plan.

1. Grant of Option.

(a) Grant. The Company hereby grants to the Participant an option to purchase the number of Shares (such Shares, the “Option Shares”) set forth on the Grant Notice, on the terms and subject to the conditions set forth in the Grant Notice, this Agreement and the Plan. The Options shall vest in accordance with the terms and conditions set forth in the Grant Notice. The Exercise Price shall be the per Share amount set forth in the Grant Notice.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan, this Agreement and the Grant Notice, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan, this Agreement or the Grant Notice. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Vesting. Except as may otherwise be provided herein, the Options shall vest and become exercisable as set forth in the Grant Notice. Any fractional Option Share resulting from the application of the vesting schedule shall be aggregated and the Option Share resulting from such aggregation shall vest on the final vesting date of the vesting schedule set forth on the Grant Notice.

3. Termination of Employment or Services. Except as otherwise provided in the Grant Notice or otherwise determined by the Administrator, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to the Company or any of its Affiliates terminates for any reason, the unvested portion of the Option shall be canceled immediately and the Participant shall immediately forfeit without any consideration any rights to the Option Shares subject to such unvested portion.

4. Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the Option and Option Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Sections 7, 11, 12, 13,14 and 15 of the Plan.

5. Expiration. Subject to Sections 9 and 10 hereof:

(a) In no event shall all or any portion of the Option be exercisable after the Expiration Date set forth in the Grant Notice, which in no event shall be later than the tenth anniversary of the Date of Grant (the period from the Date of Grant to such date, the “Option Period”); provided, that if the Option Period would expire at a time when trading in the Shares is prohibited by any Trading Policy or Black Out Period, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (but not to the extent that any such extension would otherwise violate Section 409A of the Code).

(b) If, prior to the end of the Option Period, the Participant’s employment with, directorship with, or engagement to provide services to, the Company and its Affiliates is terminated without Cause or by the Participant for any reason, then the Option shall expire on the earlier of the last day of the Option Period and the date that is 90 days after the date of such termination; provided, however, that if the Participant’s employment, directorship or engagement to provide services to the Company and its Affiliates is terminated and the Participant is subsequently rehired, reappointed or reengaged by the Company or any of its Affiliates within 90 days following such termination and prior to the expiration of the Option, the Participant shall not be considered to have undergone a termination of employment or service, as applicable. In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent that the Option was exercisable at the time of such termination.

(c) If (i) the Participant’s employment with, directorship with, or engagement to provide services to, the Company and its Affiliates is terminated prior to the end of the Option Period on account of his or her Disability, (ii) the Participant dies while still a director of, or still in the employ or engagement of the Company or any of its Affiliates, or (iii) the Participant dies following a termination described in subsection (b) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period and the date that is one (1) year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or Participant’s beneficiary, as applicable, until its expiration only to the extent that the Option was exercisable by the Participant at the time of such event.

(d) If the Participant ceases employment with or engagement to provide services to the Company and its Affiliates or is removed as a director due to a termination for Cause, the Option (whether vested or unvested) shall expire immediately upon such termination.

6. Method of Exercise and Form of Payment. No Option Shares shall be delivered pursuant to any exercise of the Option until the Participant has paid in full to the Company the Exercise Price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party-administrator) in accordance with the terms hereof. The Exercise Price and all applicable required withholding taxes shall be payable (a) in cash (including via check or wire transfer); or (b) by such other method as the Administrator may permit in its discretion, including without limitation: (i) in Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Administrator, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided that such Shares are not subject to any pledge or other security interest, (ii) in other property having a Fair Market Value equal to the Exercise Price and all applicable required withholding taxes, (iii) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker or similar agent to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes, or (iv) by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional Shares resulting from the application of this Section 6 shall be settled in cash.

7. Rights as a Stockholder. Neither the Participant nor any Person claiming under or through the Participant shall be deemed for any purpose to be the owner of any Shares subject to this Option unless, until and to the extent that (a) this Option shall have been exercised pursuant to its terms, (b) the Company shall have issued and delivered to the Participant the Option Shares and (c) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (b) and (c) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

8. Compliance with Legal Requirements.

(a) Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Administrator or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b) Tax Withholding. Any exercise of the Option shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Administrator or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts).

9. Clawback. The Option shall at all times be subject to any clawback or similar policies or programs established by the Company, as may be amended from time to time (each, a “Clawback Policy”). In addition (and without limiting the Company’s rights and Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or interdealer quotation system on which the Common Stock is listed or quoted, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and, to the extent not set forth in any Clawback Policy, such requirements shall be deemed incorporated by reference into this Agreement).

10. Restrictive Covenants. Notwithstanding anything to the contrary herein, the Administrator may cancel the Option if the Participant, without the consent of the Company, has engaged in or engages in activity that is in violation of any restrictive covenant agreement with the Company or any of its Affiliates (including, but not limited to, any non-competition, non-solicitation, non-disparagement, confidentiality or non-disclosure covenant or agreement), as determined by the Administrator, and, if the Participant has, prior to such violation, exercised the Option, the Participant will, upon request by the Company, forfeit any compensation, gain or other value realized on the exercise of the Option, the sale or other transfer of the Option, or the sale of Shares acquired in respect of the Option, and must promptly (and in any event within 30 days) repay such amounts to the Company following its request.

11. Miscellaneous.

(a) Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a DRO or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. The Company will not be required to (i) reflect on its books any Transfer of the Option in violation of this Agreement or (ii) treat as owner of the Option any purchaser or other transferee receiving the Option in such Transfer.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 11(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A of the Code.

(d) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Chief Legal Officer at the Company’s principal executive office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(g) Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option or Option Shares.

(h) Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from any exercise of the Option or an adjustment of the Option pursuant to Section 7 or Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i) Beneficiary. The Participant may appoint any individual or legal entity in writing as his or her beneficiary to receive any Option or Option Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death or becoming subject to a Disability. The Participant may revoke his or her designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Participant must complete the designation of a beneficiary or revocation of a beneficiary by written notice (in the Company’s applicable form) to the Company under Section 11(d) hereof before the date of the Participant’s death. In the absence of a beneficiary designation, the Participant’s beneficiary shall be his or her spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate.

(j) Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, other than any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the covenants of which shall continue to apply to the Participant in accordance with the terms of such agreement. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under the Plan.

(l) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Option shall be solely and finally settled by the Administrator, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in New York, New York, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Administrator’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Administrator. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(n) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(o) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(p) Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant). The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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